Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333-220785) on Form S-1 of Evoqua Water Technologies Corp. of our report dated April 8, 2016, except for Note 13, as to which the date is April 15, 2016, relating to the consolidated financial statements of NB Intermediate Holdings, LLC and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

October 18, 2017